EXHIBIT 99

[TD Banknorth Inc. Logo]

                                                                News Release


TD Banknorth Inc. Announces First Quarter 2006 Earnings Conference Call

PORTLAND, Maine--Apr. 3, 2006-TD Banknorth Inc. (NYSE:BNK) announced today that it will release 2006 first quarter earnings before the market opens on Wednesday, April 26, 2006 and will hold its earnings conference call at 10:30 a.m. EDT that same day.

The dial-in number for the call in the USA and Canada is 800-638-4930 and the international dial-in number is 617-614-3944. The passcode for the earnings conference call is 62573335. The conference call is also being web cast by CCBN and can be accessed at TD Banknorth's website at www.tdbanknorth.com/investorrelations.

The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion until May 26, 2006. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay passcode is 67153276. A web cast replay will also be available at TD Banknorth's website.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At January 31, 2006, TD Banknorth had over $40 billion of total consolidated assets and provided financial services to more than 1.5 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.TDBanknorth.com.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.